BLUE BIRD DELIVERS STRONG FISCAL 2017 FINANCIAL PERFORMANCE

Achieved Guidance; Full Year Unit Sales up 7%, Net Income up $21.9 million,
Adjusted Diluted EPS up 11% and Adjusted EBITDA down $3.3 million
FY2018 Guidance Announced

Fort Valley, GA, December 6, 2017 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2017 full year and fourth quarter results

Full Year and Fourth Quarter Highlights

•
Bus sales for the year were 11,317, representing an increase of 701 buses (or 7%) over the last year. Bus sales for the quarter totaled 3,608 buses, 300 units (or 9%) higher than the same period last year.

•
Net sales revenue for the full-year of $990.6 million, representing an increase of $58.6 million (or 6%). Net sales for the fourth quarter of $312.7 million, $26.3 million (or 9%) higher than the same period last year.

•
Full year income from continuing operations of $28.8 million, up $21.5 million compared with last year. Fourth quarter income from continuing operations of $14.4 million, up $3.3 million compared with the same period last year.

•
Diluted earnings per share was $0.74, an increase of $0.60 compared with last year. Fourth quarter diluted earnings per share of $0.28, a decrease of $0.11 compared with the same period last year. Adjusted Diluted Earnings per Share was $1.27 and $0.51 for the full year and fourth quarter, an increase of $0.13 and $0.09, respectively.

•	Full year Adjusted EBITDA[1] of $68.9 million, down $3.3 million compared with last year. Fourth quarter Adjusted EBITDA[1] of $25.1 million was down $0.8 million compared with the same period last year.

•
Full year net cash provided by continuing operations was $47.9 million, an increase of $22.6 million compared with last year. Fourth quarter net cash provided by continuing operations was $41.9 million, up $37.9 million compared with the same period last year. Adjusted Free Cash Flow[1] for the full-year and fourth quarter was $43.7 million and $40.7 million, respectively.

•	Net debt as of September 30, 2017 was $88.6 million, $11.2 million (or 11%) lower than the same time last year.

•	Gross margin for the full year was 12.9%, down 100 bps. compared with last year. Gross margin in the quarter was 12.6%, down 90 bps. from last year.

•	Announcing full-year fiscal 2018 net sales guidance of $1,000 million - $1,030 million, Adjusted EBITDA guidance of $78 - $82 million and Adjusted Free Cash Flow guidance of $36 - $40 million.

(in millions except EPS data)	Three Months Ended September 30, 2017	B/(W) 2016	Fiscal Year Ended September 30, 2017	B/(W) 2016
Unit Sales	3,608	300	11,317	701
GAAP Measures:
Revenue	$312.7	$26.3	$990.6	$58.6
Income from Continuing Operations	$14.4	$3.3	$28.8	$21.5
Diluted Earnings per Share from Continuing Operations	$0.28	$(0.11)	$0.74	$0.58
Non-GAAP Measures[1]:
Adjusted EBITDA	$25.1	$0.8	$68.9	$(3.3)
Adjusted Income from Continuing Operations	$15.1	$1.8	$37.1	$10.4
Adjusted Diluted Earnings per Share	$0.51	$0.09	$1.27	$0.13
1 Reconciliation to relevant GAAP metrics shown below

“We are pleased with our achievements in fiscal 2017 and are well positioned for profit growth in fiscal 2018," said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “We maintained our strong leadership position in alternative-fuel-powered buses, built a record number of buses in our plant, achieved our highest bus sales in 15 years and put in place key initiatives to drive profit growth. We are pleased to announce our full-year fiscal 2018 net revenue guidance of $1,000 million - $1,030 million, Adjusted EBITDA guidance of $78 - $82 million and Adjusted Free Cash Flow guidance of $36 - $40 million.”

Fourth Quarter 2017 Results

Net Sales
Total net sales were $312.7 million for the fourth quarter of fiscal 2017, an increase of $26.3 million, or 9.2%, from prior year period. Bus unit sales were 3,608 units for the quarter compared with 3,308 units for the same period last year.

Gross Profit
Fourth quarter gross profit of $39.5 million represents an increase of $0.8 million from the fourth quarter of last year.

Income/Loss from Continuing Operations
Income from continuing operations was $14.4 million for the fourth quarter of fiscal 2017, an increase of $3.3 million compared with the same period last year. The increase was primarily driven by lower operating and interest expenses, partially offset by higher tax expense.

Adjusted Income from Continuing Operations
Adjusted Income from Continuing Operations was $15.1 million, representing an increase of $1.8 million compared with the same period last year.

Adjusted EBITDA
Adjusted EBITDA was $25.1 million, or 8.0% of net sales, for the fourth quarter of fiscal 2017, representing an increase of $0.8 million compared with the fourth quarter of the prior year.

Full Year 2017 Results

Net Sales
Total net sales were $990.6 million for the fiscal year ended September 30, 2017, an increase of $58.6 million, or 6.3%, compared with the prior year. This was primarily driven by higher bus unit sales, which were 701 units above the same period last year.

Gross Profit
Full year gross profit was $127.4 million, a decrease of $2.0 million from the prior year.

Income/Loss from Continuing Operations
Income from continuing operations was $28.8 million for the fiscal year ended September 30, 2017, which was $21.5 million above the same period in the prior year. The increase was primarily driven by a decrease of $29.9 million in selling, general and administrative expenses, which was partially offset by a decrease of $2.0 million in gross profit.

Adjusted Income from Continuing Operations
Adjusted Income from Continuing Operations was $37.1 million, representing an increase of $10.4 million compared with the prior year.

Adjusted EBITDA
Adjusted EBITDA was $68.9 million, or 7.0% of net sales, for the fiscal year ended September 30, 2017, a decrease of $3.3 million from the prior year. The decrease in adjusted EBITDA was primarily the result of lower gross profit.

Conference Call Details

Blue Bird will discuss its fourth quarter 2017 results and other related matters in a conference call at 4:30 PM ET today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

•
Webcast participants should log on and register at least 15 minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 800-281-7829 or 323-794-2140.

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Key Non-GAAP Financial Measures We Use to Evaluate Our Performance

This press release includes the following non-GAAP financial measures “Adjusted EBITDA,” "Adjusted EBITDA Margin," "Adjusted Income/Loss from Continuing Operations," "Adjusted Diluted Earnings per Share," “Free Cash Flow” and “Adjusted Free Cash Flow” because management views these metrics as a useful way to look at the performance of our operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as income from continuing operations prior to interest income, interest expense, income taxes, and depreciation, amortization, and disposals, as adjusted to add back certain charges that we may record each year, such as stock-compensation expense and transaction costs, as these expenses are not considered an indicator of ongoing company performance. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted income (loss) from continuing operations is net income from continuing operations net of taxes, as adjusted to add back certain transaction costs not considered an indicator of ongoing company performance. Adjusted diluted earnings per share represents adjusted income (loss) from continuing operations by diluted weighted average common shares outstanding (as if we had GAAP net income during the respective period). Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Continuing Operations, and Adjusted Diluted Earnings per Share are not measures of performance defined in accordance with GAAP. The measures are used as a supplement to GAAP results in evaluating certain aspects of our business, as described below.

We believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Continuing Operations, and Adjusted Diluted Earnings per Share are useful to investors in evaluating our performance because the measures consider the performance of our operations, excluding decisions made with respect to capital investment, financing, and other expenses. We believe that the non-GAAP metrics offer additional financial metrics that, when coupled with the GAAP results and the reconciliation to GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings per Share should not be considered as alternatives to net income or GAAP earnings per share as an indicator of our performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although we believe the non-GAAP measures may enhance the evaluation of our operating performance based on recent revenue generation and product/overhead cost control because they exclude the impact of prior decisions made about capital investment, financing, and other expenses, (i) other companies in Blue Bird’s industry may define Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Continuing Operations, and Adjusted Diluted Earnings per Share differently than we do and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry, and (ii) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Continuing Operations, and Adjusted Diluted Earnings per Share exclude certain financial information that some may consider important in evaluating our performance.

We compensate for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Continuing Operations, and Adjusted Diluted Earnings per Share and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of our operating results.

Our measures of “Free Cash Flow” and "Adjusted Free Cash Flow" are used in addition to and in conjunction with results presented in accordance with GAAP and free cash flow and adjusted free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and adjusted free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

We define free cash flow as net cash provided by/used in continuing operations minus cash paid for fixed assets. We define adjusted free cash flow as free cash flow minus cash paid for special compensation and other business combination expenses. We use free cash flow and adjusted free cash flow, and ratios based on both, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a more conservative measure of cash flow since purchases of fixed assets and intangible assets are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed or intangible assets exceed purchases, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed or intangible assets, we expect free cash flow to be less than operating cash flows.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact:
Mark Benfield
Investor Relations & Government Affairs
(478) 822-2315
Mark.Benfield@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands except for share data)	September 30, 2017	October 1, 2016
Assets
Current assets
Cash and cash equivalents	$62,616	$52,309
Accounts receivable, net	10,148	20,315
Inventories	76,155	53,806
Other current assets	11,528	6,104
Total current assets	$160,447	$132,534
Property, plant and equipment, net	34,708	33,466
Goodwill	18,825	18,825
Intangible assets, net	57,481	59,491
Equity investment in affiliate	11,625	12,944
Deferred tax asset	11,755	19,080
Other assets	975	1,526
Total assets	$295,816	$277,866
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$87,331	$80,646
Warranty	8,573	7,972
Accrued expenses	18,229	20,455
Deferred warranty income	6,776	5,666
Other current liabilities	9,847	4,032
Current portion of senior term debt	8,000	11,750
Total current liabilities	$138,756	$130,521
Long-term liabilities
Long-term debt	$143,224	$140,366
Warranty	12,337	11,472
Deferred warranty income	12,519	10,521
Other liabilities	15,064	15,592
Pension	32,426	56,368
Total long-term liabilities	$215,570	$234,319
Stockholders' deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 400,000 issued with liquidation preference of $40,000 at September 30, 2017 and 500,000 issued with liquidation preference of $50,000 at October 1, 2016	$40,000	$50,000
Common stock, $0.0001 par value, 100,000,000 shares authorized, 23,739,344 and 22,518,058 issued and outstanding at September 30, 2017 and October 1, 2016, respectively.	2	2
Additional paid-in capital	45,418	50,771
Accumulated deficit	(100,055)	(128,856)
Accumulated other comprehensive loss	(43,875)	(58,891)
Total stockholders' deficit	$(58,510)	$(86,974)
Total liabilities and stockholders' deficit	$295,816	$277,866

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands except for share data)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$312,687	$286,414	$990,602	$932,010
Cost of goods sold	273,176	247,733	863,234	802,654
Gross profit	$39,511	$38,681	$127,368	$129,356
Operating expenses
Selling, general and administrative expenses	19,049	21,382	72,831	102,711
Operating profit	$20,462	$17,299	$54,537	$26,645
Interest expense	(1,450)	(3,676)	(7,251)	(16,412)
Interest income	77	15	140	133
Other (expense) income, net	(12)	(42)	1	(26)
Loss on debt extinguishment	—	—	(10,142)	—
Income before income taxes	$19,077	$13,596	$37,285	$10,340
Income tax expense	(6,026)	(3,920)	(11,832)	(5,989)
Equity in net income of non-consolidated affiliate	1,310	1,383	3,307	2,877
Net income from continuing operations	$14,361	$11,059	$28,760	$7,228
Income (loss) from discontinued operations, net of tax	183	(282)	41	(328)
Net income	$14,544	$10,777	$28,801	$6,900

Earnings per share:
Net income (from above)	$14,544	$10,777	$28,801	$6,900
Less: preferred stock dividends	1,317	963	4,261	3,878
Less: preferred stock repurchase	6,091	—	6,091	—
Net income available to common stockholders	$7,136	$9,814	$18,449	$3,022

Basic weighted average shares outstanding	24,070,033	22,014,111	23,343,772	21,252,616
Diluted weighted average shares outstanding	25,466,321	27,554,678	24,877,729	21,315,619

Basic earnings per share, continuing operations	$0.29	$0.46	$0.79	$0.16
Basic earnings per share, discontinued operations	0.01	(0.01)	—	(0.02)
Basic earnings per share	$0.30	$0.45	$0.79	$0.14

Diluted earnings per share, continuing operations	$0.27	$0.40	$0.74	$0.16
Diluted earnings per share, discontinued operations	0.01	(0.01)	—	(0.02)
Diluted earnings per share	$0.28	$0.39	$0.74	$0.14

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
(in thousands of dollars)	September 30, 2017	October 1, 2016
Cash flows from operating activities
Net income	$28,801	$6,900
(Income) loss from discontinued operations, net of tax	(41)	328
Adjustments to reconcile net income to net cash provided by continuing operations:
Depreciation and amortization	8,180	8,046
Amortization of debt costs	1,107	3,007
Share-based compensation	1,270	12,717
Equity in net income of affiliate	(3,307)	(2,877)
(Gain) loss on disposal of fixed assets	(33)	72
Deferred taxes	(1,202)	8,957
Provision for bad debt	—	(5)
Amortization of deferred actuarial pension losses	6,291	4,787
Loss on debt extinguishment	10,142	—
Changes in assets and liabilities:
Accounts receivable	10,167	(6,564)
Inventories	(22,349)	(4,626)
Other assets	(5,469)	(2,457)
Accounts payable	8,404	(830)
Accrued expenses, pension and other liabilities	1,288	(4,474)
Dividend from equity investment in affiliate	4,626	2,316
Total adjustments	$19,115	$18,069
Net cash provided by continuing operations	$47,875	$25,297
Net cash used in discontinued operations	(234)	(192)
Total cash provided by operating activities	$47,641	$25,105
Cash flows from investing activities
Cash paid for fixed assets and acquired intangible assets	(9,252)	(9,583)
Proceeds from sale of fixed assets	48	—
Total cash used in investing activities	$(9,204)	$(9,583)
Cash flows from financing activities
Repayments under the former senior term loan	$(161,500)	$(36,750)
Borrowings under new term loan	156,887	—
Repayments under the new term loan	(6,000)	—
Cash paid for capital leases	(155)	(221)
Cash paid for debt issuance costs	(299)	(1,117)
Cash paid to extinguish debt	(507)	—
Contributions from former majority stockholder	—	16,971
Payment of dividends on preferred stock	(4,261)	(2,881)
Cash paid for employee taxes on stock option exercises and vested restricted shares	(1,013)	(3,892)
Proceeds from exercises of warrants	23,045	11,816
Common stock, preferred stock, and warrant repurchases under the share repurchase program	(34,327)	—
Total cash used in financing activities	$(28,130)	$(16,074)
Change in cash and cash equivalents	10,307	(552)
Cash and cash equivalents, beginning of year	52,309	52,861
Cash and cash equivalents, end of year	$62,616	$52,309

	Fiscal Year Ended
(in thousands of dollars)	September 30, 2017	October 1, 2016

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest paid, net of interest received	$6,081	$13,315
Income tax paid, net of tax refunds	8,420	159
Non-cash Investing and Financing activities
Capital lease acquisitions	$—	$100
Change in accounts payable for capital additions to property, plant and equipment	(1,719)	2,081
Common stock dividend on Series A preferred stock (market value of common shares)	—	998
Cashless exercise of stock options	4,216	2,312

Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands of dollars)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net income	$14,544	$10,777	$28,801	$6,900
Income (loss) from discontinued operations, net of tax	183	(282)	41	(328)
Income from continuing operations	$14,361	$11,059	$28,760	$7,228
Interest expense, net	1,373	3,661	7,111	16,279
Income tax expense	6,026	3,920	11,832	5,989
Depreciation, amortization, and disposals	2,099	2,064	8,205	8,118
Loss on debt extinguishment	—	—	10,142	—
Special compensation payment	—	16	—	17,128
Business combination expenses	—	3,559	(174)	3,798
One-time post-retirement benefit adjustment	—	—	—	896
Share-based compensation	366	—	1,270	12,717
Product redesign initiatives	828	—	1,758	—
Adjusted EBITDA	$25,053	$24,279	$68,904	$72,153
Adjusted EBITDA margin (percentage of net sales)	8.0%	8.5%	7.0%	7.7%

Reconciliation of Free Cash Flow to Adjusted Free Cash Flow
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands of dollars)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net cash provided by continuing operations	$41,903	$3,990	$47,875	$25,297
Cash paid for fixed assets and acquired intangible assets	(2,059)	(3,072)	(9,252)	(9,583)
Free cash flow	$39,844	$918	$38,623	$15,714
Cash paid for special compensation payment	—	(1,371)	—	(17,128)
Cash paid for business combination expenses	—	(261)	(3,313)	(500)
Cash paid for product redesign initiatives	(828)	—	(1,758)	—
Adjusted free cash flow	40,672	2,550	43,694	33,342

Reconciliation of Net Income to Adjusted Income from Continuing Operations
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands of dollars)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net income	$14,544	$10,777	$28,801	$6,900
Add: (income) loss from discontinued operations, net of tax	(183)	282	(41)	328
Income from continuing operations	14,361	11,059	28,760	7,228
One-time charge adjustments, net of tax benefit or expense (1)
Special compensation payment	—	10	—	10,962
Loss on debt extinguishment	—	—	6,491	—
Business combination expenses	—	2,278	(111)	2,431
Post-retirement benefit adjustment	—	—	—	573
Share-based compensation	234	—	813	8,139
Product redesign initiatives	530	—	1,125	—
Adjusted income from continuing operations, non-GAAP	$15,125	$13,347	37,077	29,333

(1) Amounts are net of estimated statutory tax rates of 36%.

Reconciliation of Diluted EPS to Adjusted Diluted EPS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Diluted earnings per share - Cont. Ops.	$0.27	$0.40	$0.74	$0.16
One-time charge adjustments, net of tax benefit or expense	0.24	0.02	0.53	0.98
Adjusted diluted earnings per share, non-GAAP (1)	$0.51	$0.42	$1.27	$1.14
Weighted average dilutive shares outstanding (2)	29,732,978	31,868,742	29,179,941	25,629,683

(1) Numerator is adjusted income from continuing operations, non-GAAP.
(2) With adjusted income from continuing operations, potentially dilutive shares of convertible preferred stock excluded under GAAP were included for the adjusted diluted earnings per share calculation for all periods. Potentially dilutive shares included with basic shares outstanding were 4,266,657 and 4,302,212 for the three months and fiscal year ended September 30, 2017, respectively, and 4,314,064 for both the three months and fiscal year ended October 1, 2016.